UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2018

MEDPACE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37856	32-0434904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5375 Medpace Way
Cincinnati, Ohio 45227 (513) 579-9911 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.07.Submission of Matters to a Vote of Security Holders.

On May 18, 2018, Medpace Holdings, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders.  As of March 27, 2018, the record date for the Annual Meeting, there were 35,647,315 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.  A quorum was present at the Annual Meeting, as required by the Company’s Amended and Restated Bylaws.

Proposal 1 — Election of Directors

The following two individuals were elected to the Company’s Board of Directors to serve as Class II Directors until the Company’s 2021 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
Anastasya Molodykh	21,813,925	2,134,465	9,857,794
John R. Richardson	21,808,441	2,139,949	9,857,794

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
33,782,045	23,533	606	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPACE HOLDINGS, INC.

Date:	May 23, 2018	By:	/s/ Stephen P. Ewald
		Name:	Stephen P. Ewald
		Title:	General Counsel and Corporate Secretary